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                                                                   EXHIBIT 10.13


                             CROSS-LICENSE AGREEMENT


     This Agreement ("Agreement") is entered into this 26th day of June, 1996, by and between INLAND STEEL INDUSTRIES, INC., a Delaware corporation ("ISI"), and RYERSON TULL, INC., a Delaware corporation ("Ryerson Tull").

     WHEREAS, ISI is the owner of all right, title and interest in and to the property listed on Schedule 1 hereto (the "Designated ISI Intellectual Property") together with the goodwill associated therewith;

     WHEREAS, Ryerson Tull is the owner of all right, title and interest in and to the property and know-how listed on Schedule 2 hereto (the "Designated Ryerson Tull Intellectual Property") together with the goodwill associated therewith;

     WHEREAS, ISI is desirous of obtaining a license to use the Designated Ryerson Tull Intellectual Property; and

     WHEREAS, Ryerson Tull is desirous of obtaining a license to use the Designated ISI Intellectual Property;

     NOW, THEREFORE, it is hereby agreed as follows:

1.   Definitions.

     1.1 "Licensed Intellectual Property" means, collectively, the Designated ISI Intellectual Property and the Designated Ryerson Tull Intellectual Property.

     1.2 "Respective Licensed Intellectual Property" means the specific Licensed Intellectual Property (either the Designated ISI Intellectual Property or the Designated Ryerson Tull Intellectual Property) granted to each party hereunder.

     1.3 Given the cross-licensing provided by this Agreement, "Licensee" means the party which receives a license from the other party for any given Licensed Intellectual Property.

     1.4 Given the cross-licensing provided by this Agreement, "Licensor" means the party which grants a license to the other party for any given Licensed Intellectual Property.

2.   Cross-License Grants.

     2.1 ISI hereby grants to Ryerson Tull for itself and for the benefit of its subsidiaries, and Ryerson Tull hereby accepts in each such capacity, a royalty-free license to use the Designated ISI Intellectual Property in association with its distribution business operations throughout the world.

     2.2 Ryerson Tull hereby grants to ISI for itself and its subsidiaries (other than Ryerson Tull and its subsidiaries), and ISI hereby accepts in each such capacity, a royalty-free license to use the Designated Ryerson
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Tull Intellectual Property in association with its business operations throughout the world other than in North America.

     2.3 Each Licensor shall provide such assistance in transferring the Licensed Intellectual Property as is reasonably requested by the Licensee in order to obtain the full benefit of the Licensed Intellectual Property.

3.   Term.

     The licenses granted under this Agreement with respect to the Licensed Intellectual Property shall, unless sooner terminated as provided elsewhere in this Agreement, terminate automatically, and with no further action on the part of either party, when the number of outstanding shares of Class B Common Stock, $1.00 par value ("Class B Common Stock"), of Ryerson Tull outstanding represents less than 50% of the sum of the number of outstanding shares of Class A Common Stock, $1.00 par value, and such outstanding shares of Class B Common Stock of Ryerson Tull.

4.   Quality Control.

     4.1 Each Licensee agrees that the goods and services sold by such Licensee under its Respective Licensed Intellectual Property shall at least be commensurate with the nature and quality of comparable goods and services presently offered by such Licensee, which nature and quality each Licensor deems satisfactory.

     4.2 Each Licensee agrees to provide to Licensor, at such times as Licensor may reasonably request, specimens of the products to which such Licensee applies its Respective Licensed Intellectual Property, samples of product labels, packaging, advertisements, promotional materials, and any other materials which Licensor may request which demonstrate the manner in which Licensee uses its Respective Licensed Intellectual Property.

     4.3 Each Licensor may conduct reasonable inspections during reasonable business hours of the Licensee's facilities for the purpose of ensuring that the quality of the goods and services are in compliance with the terms of this Agreement. The Licensor shall supply the Licensee with ten (10) days advance written notice regarding any such inspection.

5.   Compliance.

     The parties agree that the goods sold and services provided under this Agreement shall comply with all federal, state and local laws and regulations pertaining to such products and services.

6.   Royalty; Reimbursement.

     6.1  The licenses granted herein shall be royalty-free.

     6.2 Each Licensee shall promptly reimburse the Licensor for reasonable expenses incurred by the Licensor (including out-of-pocket expenses and the mutually agreeable expense allocation of employees, based upon salary, benefits and other personnel costs) in connection with the provision of any Licensed Intellectual Property.

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7.   Ownership.

     Each Licensee agrees that this Agreement is personal and does not give it the right to assign the rights granted herein, or any right, title, or ownership interest in its Respective Licensed Intellectual Property without the written consent of the other party; provided, however, that (i) Ryerson Tull as Licensee shall have the right to permit any of its subsidiaries and affiliates to use the Designated ISI Intellectual Property in accordance with this Agreement, and (ii) ISI as Licensee shall have the right to permit any of its subsidiaries, affiliates and joint ventures (other than Ryerson Tull and its subsidiaries and affiliates) to use the Ryerson Tull Designated Intellectual Property in accordance with this Agreement. Each Licensee further agrees that it will not challenge the validity of this Agreement or of any of the Licensor's Licensed Intellectual Property, whether registered or not. Each Licensee further agrees to cooperate with the Licensor and tender all documents necessary to assist the Licensor in obtaining or maintaining state or federal registrations of Licensor's Respective Licensed Intellectual Property.

8.   Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto.

9.   Termination.

     9.1 This Agreement may be terminated at any time by the mutual consent of ISI and Ryerson Tull or by either party upon sixty (60) days' prior written notice to the other party.

     9.2 Unless otherwise agreed to in writing by the parties, upon termination of this Agreement, the parties will immediately discontinue all use of their Respective Licensed Intellectual Property and shall return to the other party all inventory of packaging, labels, materials and the like displaying such Licensed Intellectual Property.

     9.3 Following termination of this Agreement, each Licensor shall have the right to a license (which may be exclusive) of any part of the other's Licensed Intellectual Property for a transition period of up to two (2) years at a fair market value license fee and upon such other terms as may be mutually agreed upon by Licensor and Licensee. If Licensor and Licensee are unable to agree upon such terms, the fair market value license fee and other terms shall be determined by a qualified, independent expert selected by the accounting firm(s) regularly employed by Licensor and Licensee.

10.  Notices.

     10.1 Each Licensee agrees to notify the Licensor of any and all complaints from customers, consumers, or any state or government agency with regard to the goods and services offered under its Respective Licensed Intellectual Property, to keep accurate records with regard thereto and to furnish copies of such records to the other party upon request. Each Licensee also agrees to notify the Licensor of any and all lawsuits brought which involve its Respective Licensed Intellectual Property.

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     10.2  Each Licensee agrees to promptly notify the Licensor of any use of names, package designs, labels or configurations that may come to its attention which are similar to its Respective Licensed Intellectual Property.

     10.3 All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) deposited in the United States mail or private express mail, postage prepaid, or
(c) sent by facsimile (with a machine confirmation of receipt) addressed as follows:

     If to ISI, to:               Inland Steel Industries, Inc.
                                  30 West Monroe Street
                                  Chicago, Illinois  60603
                                  Facsimile: 312-899-3921
                                  Attention: Vice President and General Counsel

     If to Ryerson Tull, to:      Ryerson Tull, Inc.
                                  2621 West 15th Place
                                  Chicago, Illinois  60608
                                  Facsimile: 312-899-3214
                                  Attention: Corporate Secretary

Any party may, by notice to the other party, change the address to which such notices are to be given.

11.  Governing Law.

     This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

12.  Complete Agreement.

     This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and supersedes any and all previous agreements, oral or written, that may have been made between the parties or acquired by the parties. This Agreement may be amended only in writing by an agreement executed by the parties hereto.

13.  Severability.

     If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

14.  Amendments.

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     No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


                                         INLAND STEEL INDUSTRIES, INC.



                                         By: /s/ Vicki L. Avril
                                             -------------------------------
                                         Its:   Treasurer
                                             -------------------------------


                                         RYERSON TULL, INC.



                                         By:  /s/ Jay M. Gratz
                                             -------------------------------
                                         Its:   Vice President
                                             -------------------------------
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                                                                      SCHEDULE 1

                      Designated ISI Intellectual Property
                      ------------------------------------

     The red diamond logo of Inland Steel Industries, Inc.
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                                                                      SCHEDULE 2

                 Designated Ryerson Tull Intellectual Property
                 ---------------------------------------------

     The name "Ryerson".

     Know-how of Ryerson Tull, Inc., including technical assistance and consultation regarding data processing systems, logistics, inventory and material management, engineering and cost reduction services, material processing and assembling and network integration.